UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2010 (March 10, 2010)

ALLIED HEALTHCARE INTERNATIONAL INC.
 (Exact name of registrant as specified in its charter)

New York	1-11570	13-3098275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, New York, New York 10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-0064

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 10, 2010, Allied Healthcare International Inc. (the “Company”) and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), entered into Amendment No. 1 to Rights Agreement (the “Amendment”). The Amendment amended the definition of “Final Expiration Date” in the Rights Agreement, dated as of April 2, 2009, between the Company and the Rights Agent (the “Rights Agreement”) to provide that that the rights granted pursuant to the Rights Agreement will expire on (a) April 1, 2012 if the Rights Agreement is approved by the shareholders of the Company at the 2010 annual meeting of shareholders or (b) the day after the 2010 annual meeting of shareholders if the Rights Agreement is not so approved. The Rights Agreement had previously provided that the rights would expire on April 1, 2019 if the Rights Agreement is approved by the shareholders of the Company at the 2010 annual meeting of shareholders. The Amendment also makes certain other non-substantive changes to the Rights Agreement.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information set forth in Item 1.01 above is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits:

4.1 Amendment No. 1 to Rights Agreement, dated as of March 10, 2010, entered into by Allied Healthcare International Inc. and Computershare Trust Company, N.A., as rights agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2010

ALLIED HEALTHCARE INTERNATIONAL INC.

By: /s/ Marvet Abbassi
Name: Marvet Abbassi
Title: Financial Controller